Registration No. 33-62438
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ----------------------


                       POST-EFFECTIVE AMENDMENT NO.1

                                    to

                                 FORM S-8

                          REGISTRATION STATEMENT

                                   UNDER

                        THE SECURITIES ACT OF 1933

                          -----------------------

                    AMERICAN WATER WORKS COMPANY, INC.
         (Exact name of Registrant as specified in its charter)

   Delaware               1025 Laurel Oak Road              51-0063696
(State of             Voorhees, New Jersey   08043      (I.R.S. Employer
 Incorporation)      (Address of principal (Zip Code)   Identification No.)
                      executive offices)

     SAVINGS PLAN FOR EMPLOYEES OF AMERICAN WATER WORKS COMPANY, INC.
                      AND ITS DESIGNATED SUBSIDIARIES
                         (Full Title of the Plan)

                           W. Timothy Pohl, Esq.
                       General Counsel and Secretary
                     American Water Works Company, Inc.
                           1025 Laurel Oak Road
                        Voorhees, New Jersey  08043
                  (Name and address of agent for service)

                              (609) 346-8200
     (Telephone number, including area code, of agent for service)

                                 Copy to:
                         George W. Patrick, Esq.
                         Dechert Price & Rhoads
                         4000 Bell Atlantic Tower
                              1717 Arch Street
                     Philadelphia, Pennsylvania  19103
                               (215) 994-2631

                      POST-EFFECTIVE AMENDMENT NO. 1

                                    TO

                      FORM S-8 REGISTRATION STATEMENT

                     AMERICAN WATER WORKS COMPANY, INC.

           REGISTRATION COVERS SHARES RESULTING FROM STOCK SPLIT




     On July 25, 1996, American Water Works Company, Inc. (the "Registrant") effected a two-for-one split of the Registrant's Common Stock, in the form of a stock dividend. Pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant's Form S-8 Registration Statement (File No. 33-62438) is hereby amended to increase the number of shares of Common Stock issuable under the Employees' Stock Ownership Plan of American Water Works Company, Inc. and Its Designated Subsidiaries from 500,000 shares to 1,000,000 shares.

                                SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereto duly authorized, in Voorhees, New Jersey, on this 3rd day of July, 1997.


                                     AMERICAN WATER WORKS COMPANY, INC.



                                     *By:  George W. Johnstone, President
                                           and Chief Executive Officer



     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


       Name                        Title                        Date
       ----                        -----                        ----

*George W. Johnstone    President and Chief Executive      July 3, 1997
                        Officer and Director

*J. James Barr          Vice President and Treasurer       July 3, 1997
                        (Principal Financial Officer)

*Robert D. Sievers      Comptroller (Principal             July 3, 1997
                        Accounting Officer)

       Name                        Title                        Date
       ----                        -----                        ----

*Marilyn Ware Lewis      Chairman of the Board of           July 3, 1997
                         Directors

*William O. Albertini    Director                           July 3, 1997

*William R. Cobb         Director                           July 3, 1997

*Elizabeth H. Gemmill    Director                           July 3, 1997

*Henry G. Hager          Director                           July 3, 1997

*Nelson G. Harris        Director                           July 3, 1997

*Nancy Ware Wainwright   Director                           July 3, 1997

*Paul W. Ware            Director                           July 3, 1997

*Ross A. Webber          Director                           July 3, 1997





*W. Timothy Pohl, by signing his name hereto, does sign this document on behalf of the persons indicated pursuant to powers of attorney duly executed by such persons.



By:  W. Timothy Pohl, Esq.
     Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Voorhees, New Jersey on this 3rd day of July, 1997.

                                     SAVINGS PLAN FOR EMPLOYEES OF
                                     AMERICAN WATER WORKS COMPANY, INC.
                                     AND ITS DESIGNATED SUBSIDIARIES



                                     *By:  George W. Johnstone, Chairman,
                                           Retirement Plan Committee